SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       FORM S-8 (POST-EFFECTIVE AMENDMENT)
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             COMMTOUCH SOFTWARE LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                  Israel                                Not Applicable
     ----------------------------------                 --------------
      (State or Other Jurisdiction of                  (I.R.S. Employer
       Incorporation or Organization)                 Identification No

 1A Hazoran Street, Poleg Industrial Park,
           Netanya, 42504, Israel                            N/A
 ------------------------------------------               ---------
  (Address of Principal Executive Offices)                (Zip Code)

            COMMTOUCH SOFTWARE LTD. 1999 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the Plan)

                                  Devyani Patel
                             Vice President Finance
                             Commtouch Software Ltd.
                               c/o Commtouch Inc.
                         1300 Crittenden Lane, Suite 103
                         Mountain View, California 94043
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (650) 864-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
--------------------------------------------------------------------------------
Gary Davis                                          Aaron M. Lampert
General Counsel and Secretary                       Naschitz, Brandes & Co.
Commtouch Inc.                                      5 Tuval Street
1300 Crittenden Lane, Suite 103                     Tel Aviv 67897 Israel
Mountain View, CA 94043                             Tel: 972-3-623-5000
Tel: 650-864-2290                                   Fax: 972-3-623-5005
Fax: 650-864-2006
--------------------------------------------------------------------------------

DEREGISTRATION OF SHARES
------------------------

Pursuant to the undertakings of Registrant under Registration Statement No. 333-94995 (filed January 20, 2000) and Registration No. 333-65532 (filed July 20, 2001), Registrant hereby removes from registration (under the stated registration statements) 56,323 Ordinary Shares previously registered in connection with the Commtouch Software Ltd. 1999 Employee Stock Purchase Plan ("Plan") and which remained unsold at the termination of the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 25, 2004.

                                           COMMTOUCH SOFTWARE LTD.

                                           By:        /s/  Devyani Patel
                                               ---------------------------------
                                                        Devyani Patel
                                                   Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statements has been signed by the following persons in the capacities and on the dates indicated.

              Name                          Title                                    Date
-----------------------------  ---------------------------------------          --------------
  /s/ GIDEON MANTEL*           Chief Executive Officer and Director             June 25, 2004
------------------------       (Principal Executive Officer)
     Gideon Mantel

  /s/ DEVYANI PATEL*           Vice President Finance                           June 25, 2004
------------------------       (Principal Financial and Accounting Officer)
    Devyani Patel

  /s/ CAROLYN CHIN*            Director, Chairman of Board                      June 25, 2004
------------------------
    Carolyn Chin

  /s/ AMIR LEV *               Director                                         June 25, 2004
------------------------
    Amir Lev

  /s/ OFER SEGEV*              Director                                         June 25, 2004
------------------------
      Ofer Segev

  /s/ RICHARD SORKIN *         Director                                         June 25, 2004
------------------------
    Richard Sorkin

  /s/ NAHUM SHARFMAN *         Director                                         June 25, 2004
------------------------
   Nahum Sharfman

  /s/ LLOYD E. SHEFSKY *       Director                                         June 25, 2004
------------------------
   Lloyd E. Shefsky

  /s/ DEVYANI PATEL            *Individually and as Attorney-in-fact            June 25, 2004
------------------------       and Authorized U.S. Representative
     Devyani Patel


                                INDEX TO EXHIBITS


Exhibit
Number                                  Exhibit
------                                  -------

24.1                               Power of Attorney